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                                                                   Exhibit 23.12

                         CONSENT OF AIIM INTERNATIONAL

We consent to Global Imaging Systems, Inc.'s use of data provided by us regarding the size of the document technology systems market (as set forth on the attached page) in its registration statement to register senior subordinated notes due 2007, and in any related prospectus.


                                          By:        AIIM International
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City, State:   Silver Spring, MD          Signature:  /s/ Priscilla Emery
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Date:             2/26/99                 Name:         Priscilla Emery
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